EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Measurement Specialties, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-137650, 333-129946, 333-116966, 333-66454, 333-11171, and 033-76646 on Form S-8 of Measurement Specialties, Inc. of our reports dated June 12, 2007, with respect to the consolidated balance sheets of Measurement Specialties, Inc. and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the years ended March 31, 2007 and 2006, and the related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007 and the effectiveness of internal control over financial reporting as of March 31, 2007, which reports appear in the March 31, 2007 annual report on Form 10-K of Measurement Specialties, Inc.

Our report dated June 12, 2007 on the consolidated financial statements and related financial statement schedule refers to the adoption by Measurement Specialties, Inc. of Statement of Financial Accounting Standards No. 123(R), Share-based Payment effective April 1, 2006.

Our report dated June 12, 2007 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2007, also contains an explanatory paragraph that states that Measurement Specialties, Inc. acquired YSIS Incorporated and BetaTHERM Group Ltd. during 2007 and that management excluded from its assessment of the effectiveness of Measurement Specialties, Inc.’s internal control over financial reporting as of March 31, 2007, YSIS Incorporated and BetaTHERM Group Ltd.’s internal control over financial reporting. Our audit of internal control over financial reporting of Measurement Specialties, Inc. as of March 31, 2007 also excluded an evaluation of the internal control over financial reporting of YSIS Incorporated and BetaTHERM Group Ltd.

/s/ KPMG LLP
Norfolk, Virginia
June 12, 2007